UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported)     July 23, 2007
                                                       -------------------------

                             ESCALADE, INCORPORATED
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Indiana
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                 (State or Other Jurisdiction of Incorporation)

             0-6966                                    13-2739290
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    (Commission File Number)                (IRS Employer Identification No.)

     817 Maxwell Avenue, Evansville, Indiana              47711
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     (Address of Principal Executive Offices)           (Zip Code)

                                 (812) 467-4449
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c) - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 23, 2007, Escalade's Board of Directors appointed Mr. Robert J. Keller as President and Chief Executive Officer replacing Mr. Terry Frandsen who has served as interim Chief Executive Officer since April 2007. Mr. Frandsen will continue to serve as the Company's Chief Financial Officer, a position he has held since 2003.

Mr. Keller, age 46, recently served as the President of Disston Tool Company, a subsidiary of Kennametal, Inc. where he implemented growth strategies that increased sales and profits of this consumer product company. From 2000 to 2005, Mr. Keller worked for Russell Corporation in various positions of increasing responsibility including President of a sports apparel unit with $300 million in sales to mass market retailers. From 1997 to 2000, Mr. Keller worked for Coca-Cola Company as a Managing Director responsible for the Wal-Mart account team which had $900 million in annual sales. From 1993 to 1997, Mr. Keller co-founded and led Armor All Home Care, later acquired by The Clorox Company. As Vice President of Sales and Marketing, he successfully managed the strategic development and launch of new products which significantly increased sales and market share. Prior to 1993, Mr. Keller served in several sales and operations management positions.

Mr. Keller has no family relationship with any other executive officer or director of Escalade. Mr. Keller has not been involved in any related party transaction with Escalade.

Subject to the at-will provisions of Escalade's Employment Offer Letter dated July 23, 2007, Mr. Keller will be provided the following:

o Annual base salary of $300,000 for fiscal years 2007 and 2008, subject to annual review and increases by Escalade's Compensation Committee of its Board of Directors for 2009 and future years;

o Assuming a start date of August 1, 2007, a cash incentive bonus of $125,000 for fiscal year 2007, and for fiscal year 2008, participation in Escalade's Profit Incentive Bonus Plan subject to terms and conditions established by the Compensation Committee to be eligible to earn a cash bonus of 100% of base salary;

o Effective as of Mr. Keller's start date, a grant of 25,000 restricted stock units scheduled to vest on the third anniversary of his start date subject to certain conditions relating to Escalade's stock performance over such three year period, and participation in Escalade's 2007 Incentive Plan eligible for discretionary awards as may be made by the Compensation Committee beginning in fiscal year 2008;

o     Relocation benefits up to $110,000, plus tax gross-up;

o     Participation in Escalade's health and welfare plans; and

o Severance benefits that vary depending on the reason and timing of termination of employment.

The foregoing summary of Escalade's Employment Offer to Mr. Keller is qualified in its entirety by reference to the text of the Offer Letter dated July 23, 2007, a copy of which is attached as Exhibit 99.2 to this report and which is incorporated herein by reference.

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

Item 8.01 - Other Events

Escalade issued the press release attached hereto as Exhibit 99.1 on July 23, 2007 announcing the executive management changes described above.

Item 9.01 Financial Statements and Exhibits

      (c)   Exhibits

            Exhibit   Description
            -------   -----------

            99.1      Press release dated July 23, 2007
            99.2 Employment Offer letter dated July 23, 2007 between Mr. Robert Keller and Escalade, Inc.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Escalade, Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 24, 2007          ESCALADE, INCORPORATED

                              By: /s/ TERRY D. FRANDSEN
                                  ----------------------------------------------
                                  Terry D. Frandsen, Vice President and
                                  Chief Financial Officer

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